                                                                                              UNITED STATES

                                                                      SECURITIES AND EXCHANGE COMMISSION

                                                                                           Washington, D.C. 20549

                                                                                                  FORM 8-K

                                                                                      CURRENT REPORT

                                                                       Pursuant to Section 13 or 15(d) of The

                                                                            Securities Exchange Act of 1934

                                              Date of Report (Date of earliest event reported): December 14, 2012

                                                                                    SANTO MINING CORP.

                                                               (Exact name of registrant as specified in its charter)

Nevada	333-169503	27-0518586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ave. Sarasota #20, Torre Empresarial, Suite 1103 Santo Domingo, Dominican Republic
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 809-535-9443

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2012, the Board of Directors (the “Board”) of Santo Mining Corporation (the “Company”) announced that Rosa Habeila Feliz Ruiz resigned as Secretary and member of the Board of the Company. Ms. Ruiz’s resignation is not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

On August 14, 2012, the Board appointed Alain French, the Company’s Chief Executive Officer, President, Treasurer and Director to serve as Secretary of the Company.

Biographical information for Mr. French has previously been disclosed on the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 13, 2012.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. French.

Related Party Transactions

Related party transactions with Mr. French have previously been disclosed on the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 13, 2012.

Employment Agreement

There is no employment agreement between the Company and Mr. French.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012

SANTO MINING CORP.

By:	/s/ALAIN FRENCH
Alain French Chief Executive Officer, President, Secretary and Treasurer